As filed with the Securities and Exchange Commission on January 10, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DANVERS BANCORP, INC.

(exact name of registrant as specified in its charter)

Delaware	04-3445675
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Conant Street

Danvers, Massachusetts 01923

(978) 777-2200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

DANVERSBANK

SBERA 401(K) PLAN

(Full Title of the Plan)

Kevin T. Bottomley

President and Chief Executive Officer

Danvers Bancorp, Inc.

One Conant Street

Danvers, MA 01923

(978) 777-2200

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

COPIES TO:

William P. Mayer, Esq.
Paul W. Lee, Esq.
Goodwin Procter LLP
Exchange Place
Boston, MA 02109
(617) 570-1000

CALCULATION OF REGISTRATION FEE

Title of	Amount		Proposed maximum	Proposed maximum	Amount of
securities to be	to be		offering price	aggregate	registration
registered	registered		per share (2)	offering price (2)	fee
Common stock, $0.01 par value	500,000	(1)	$10.00	$5,000,000	$196.50
(1)

This Registration Statement relates to 500,000 shares of common stock of Danvers Bancorp, Inc. that may be purchased with employee contributions pursuant to the Danversbank SBERA 401(k) Plan as adopted by Danversbank (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required for the participation interests.

(2)

Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act, pursuant to which shares of common stock of Danvers Bancorp, Inc. offered pursuant to the Plan are deemed to be offered at $10.00 per share, the price at which shares of Danvers Bancorp, Inc. common stock were offered to the public pursuant to the Registration Statement on Form S-1, as amended (Registration No. 333-145875).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) AND 17 C.F.R. SECTION 230.462

PART I                                                       INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 & 2. Plan Information and Registrant Information and Employee Plan Annual Information. Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the introductory note to Part I of Form S-8.

PART II                                                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents filed or to be filed by Danvers Bancorp, Inc., a Delaware corporation (the “Registrant” or the “Holding Company”), with the SEC are incorporated by reference in this Registration Statement:

(a)                                The Prospectus filed with the SEC by the Registrant (File No. 333-145875) pursuant to Rule 424(b)(3) on November 21, 2007, which includes (i) the financial statements of Danvers Bancorp, Inc., a Massachusetts-chartered mutual holding company, and Danversbank as of December 31, 2006 and 2005, and the related statements of income, retained earnings and cash flows for each of the years in the 3-year period ended December 31, 2006; together with the related notes and report of Wolf & Company, P.C., independent registered public accounting firm for the fiscal years ended December 31, 2006, 2005 and 2004.

(b)                               The description of the Registrant’s common stock contained in Registrant’s Form 8-A12B (File No. 001-33896), as filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), on December 27, 2007.

(c)                                The Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2007, filed on December 28, 2007.

(d)                                 All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

Item 4.          Description of Securities.

The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(b) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

Item 5.          Interests of Named Experts and Counsel.

None.

Item 6.          Indemnification of Directors and Officers and Plan Administrator.

Section 145 of the Delaware General Corporation Law (“DGCL”), empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct. The Registrant has adopted such indemnification provisions in its By-laws.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Item 7.          Exemption from Registration Claimed.

None.

Item 8.          Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

List of Exhibits (filed herewith unless otherwise noted):

4.01                          Specimen Stock Certificate of Danvers Bancorp, Inc. (Incorporated by reference herein from Exhibit 4 of the Registrant’s Form S-1 (File No. 333-145875) filed with the SEC on November 5, 2007, as amended.)

4.02                          Savings Banks Employees Retirement Association (“SBERA”) 401(k) Plan as adopted by Danversbank. (Incorporated by reference herein from Exhibit 10.5 of the Registrant’s Form S-1 (File No. 333-145875) filed with the SEC on September 5, 2007, as amended.)

23.01                    Consent of Wolf & Company, P.C.

24.01                    Power of Attorney (contained on signature page)

Item 9.          Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

2

(ii)                                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

(2)                               That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)               Not applicable.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

The registrant has submitted or will submit the Plan and amendments thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

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SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, Danvers Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danvers, Commonwealth of Massachusetts on January 10, 2008.

DANVERS BANCORP, INC.

By:	/s/ Kevin T. Bottomley
Kevin T. Bottomley President and Chief Executive Officer (duly authorized representative)

We, the undersigned directors and officers of Danvers Bancorp, Inc. hereby severally constitute and appoint Kevin T. Bottomley and L. Mark Panella, and each of them singly (with full power to each of them to act alone) as our true and lawful attorneys and agents, to do any and all things in our names in the capacities indicated below which said attorneys-in-fact and agents, and each of them, may deem necessary or advisable to enable Danvers Bancorp, Inc. to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said attorneys in fact and agents, and each of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

President, Chief Executive
/s/ Kevin T. Bottomley	Officer and Chairman of the
Kevin T. Bottomley	Board	January 10, 2008

/s/ L. Mark Panella	Senior Vice President, Chief
L. Mark Panella	Financial Officer	January 10, 2008

/s/ James J. McCarthy	Executive Vice President, Chief
James J. McCarthy	Operating Officer	January 10, 2008

/s/ John J. O’Neil	Executive Vice President, Senior
John J. O’Neil	Lending Officer	January 10, 2008

/s/ Diane C. Brinkley
Diane C. Brinkley	Director	January 10, 2008

Signatures	Title	Date

/s/ Robert J. Broudo
Robert J. Broudo	Director	January 10, 2008

/s/ Craig S. Cerretani
Craig S. Cerretani	Director	January 10, 2008

/s/ Brian C. Cranney
Brian C. Cranney	Director	January 10, 2008

/s/ John P. Drislane
John P. Drislane	Director	January 10, 2008

/s/ John R. Ferris
John R. Ferris	Director	January 10, 2008

/s/ Thomas Ford
Thomas Ford	Director	January 10, 2008

/s/ Neal H. Goldman
Neal H. Goldman	Director	January 10, 2008

/s/ Eleanor M. Hersey
Eleanor M. Hersey	Director	January 10, 2008

/s/ Mary Coffey Moran
Mary Coffey Moran	Director	January 10, 2008

/s/ J. Michael O’Brien
J. Michael O’Brien	Director	January 10, 2008

/s/ John M. Pereira
John M. Pereira	Director	January 10, 2008

/s/ Diane T. Stringer
Diane T. Stringer	Director	January 10, 2008

/s/ James C. Zampell
James C. Zampell	Director	January 10, 2008

The Plan.

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Danversbank SBERA Pension Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Danvers, Massachusetts on January 10, 2008.

DANVERSBANK SBERA 401(K) PLAN

By:	/s/ Thomas Forese, Jr.
Thomas Forese, Jr.
Plan Administrator

EXHIBIT INDEX

4.01

Specimen Stock Certificate of Danvers Bancorp, Inc. (Incorporated by reference herein from Exhibit 4 of the Registrant’s Form S-1 (File No. 333-145875) filed with the SEC on November 5, 2007, as amended.)

4.02

Savings Banks Employees Retirement Association (“SBERA”) 401(k) Plan as adopted by Danversbank. (Incorporated by reference herein from Exhibit 10.5 of the Registrant’s Form S-1 (File No. 333-145875) filed with the SEC on September 5, 2007, as amended.)

23.1	Consent of Wolf & Company, P.C.

24.1	Power of Attorney (contained on signature page)